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                                                                    EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-76236 and 33-93668) pertaining to the 1993 Directors' Stock Option Plan of Incyte Pharmaceuticals, Inc. and (Form S-8 Nos. 33-76344, 33-93666 and 333-13449) pertaining to the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. of our report dated February 7, 1997, with respect to the consolidated financial statements of Incyte Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                           ERNST & YOUNG LLP


Palo Alto, California
March 28, 1997